THE ALKALINE WATER COMPANY INC.
INSIDER TRADING POLICY
And Guidelines with Respect to
Certain Transactions in Company Securities.

This Insider Trading Policy (the "Policy") provides guidelines to employees, officers, and directors of THE ALKALINE WATER COMPANY INC. (the "Company") with respect to transactions in the Company’s securities.

Applicability of Policy

This Policy applies to all transactions in the Company’s securities, including common stock, stock options and any other securities the Company may issue from time to time, such as preferred stock, warrants and convertible debentures. It applies to all officers of the Company, all members of the Company’s board of directors, all members of the

Company’s advisory board and all employees of, and consultants and contractors to the Company and its subsidiaries who receive or have access to Material Nonpublic Information (as defined below) regarding the Company. This group of people, members of their immediate families, and members of their households are sometimes referred to in this Policy as "Insiders." This Policy also applies to any person who receives Material Nonpublic Information from any Insider.

Any person who possesses Material Nonpublic Information regarding the Company is an Insider for so long as the information is not publicly known. Any employee can be an Insider from time to time, and would at these times be subject to this Policy.

Definition of Material Nonpublic Information

It is not possible to define all categories of material nonpublic information ("Material Nonpublic Information"). However, information should be regarded as material if there is a reasonable likelihood that it would be considered important to a reasonable investor in making an investment decision regarding the purchase or sale of the Company’s securities.

While it may be difficult under this standard to determine whether particular information is material, there are various categories of information that are particularly sensitive and, as a general rule, should always be considered material. Examples of such information may include:

  financial results;
  projections of future earnings or losses;
  results of product development;
  news of a pending or proposed merger, acquisition or joint venture;
  news of the disposition of a subsidiary;
  impending bankruptcy or financial liquidity problems;
  gain or loss of a substantial customer or supplier;
  new product announcements of a significant nature;
  significant product defects or modifications;
  significant pricing changes;
  stock splits or consolidations;
  new equity or debt offerings;

  acquisitions;
  significant litigation exposure due to actual or threatened litigation; and
  major changes in senior management.

Either positive or negative information may be material.

Nonpublic information is information that has not been previously disclosed to the general public and is otherwise not available to the general public.

Statement of Policy General Policy

It is the policy of the Company to oppose the unauthorized disclosure of any nonpublic information acquired in the work-place and the misuse of Material Nonpublic Information in securities trading.

1.

Trading on Material Nonpublic Information. No Insider shall engage in any transaction involving a purchase or sale of Company’s securities, including any offer to purchase or offer to sell, during any period commencing with the date that he or she possesses Material Nonpublic Information concerning the Company, and ending at the close of business on the first Trading Day (as defined below) following the date of public disclosure of that information, or at such time as such nonpublic information is no longer material. As used herein, the term "Trading day" shall mean a day on which the Nasdaq Stock Market, TSX Venture Exchange or any other market on which the Company’s shares are then listed or quoted, is open for trading.

2.

Tipping. No Insider shall disclose ("tip") any Material Nonpublic Information to any other person (including family members), nor shall such Insider or related person make recommendations or express opinions on the basis of Material Nonpublic

Information as to trading in the Company’s securities.

3.	Confidentiality of Nonpublic Information. Nonpublic information relating to the Company is the property of the Company and the unauthorized disclosure of such information is forbidden.

Potential Criminal and Civil Liability
and/or Disciplinary Action

1.

Liability for Insider Trading. In addition to any civil penalties, Insiders may be subject to criminal fines of up to $5 million and prison terms of up to 20 years for engaging in transactions in the Company’s securities at a time when they have knowledge of Material Nonpublic Information regarding the Company.

2.

Liability for Tipping. Insiders may also be liable for improper transactions by any person (commonly referred to as a "tippee") to whom they have disclosed Material Nonpublic Information regarding the Company or to whom they have made recommendations or expressed opinions on the basis of such information as to trading in the Company’s securities. The Securities and Exchange Commission (the

"SEC") has imposed large penalties even when the disclosing person did not profit from the trading. The SEC, the stock exchanges and the Financial Industry Regulatory Authority use sophisticated electronic surveillance techniques to uncover insider trading.

3.

Possible Disciplinary Actions. Employees of the Company who violate this Policy shall also be subject to disciplinary action by the Company, which may include ineligibility for future participation in the Company’s equity incentive plans or termination of employment.

4.

Company Liability. Although responsibility for compliance with this Policy and liability for non-compliance are primarily personal to the individuals involved, violations may result in civil and criminal liability for the Company. Corporations may be subject to criminal fines of up to $25 million.

Guidelines

1.

Mandatory Black-out Period For Officers, Directors and Certain Employees, Recommended For All Employees. The period beginning 15 days after the end of each fiscal quarter and ending one Trading Day following the date of public disclosure of the financial results for each fiscal quarter, is a particularly sensitive period of time for transactions in the Company’s securities from the perspective of compliance with applicable securities laws. This sensitivity is due to the fact that officers, directors and certain other employees will, during that period, often possess Material Nonpublic Information about the expected financial results for the quarter.

Accordingly, to ensure compliance with this Policy and applicable federal and state securities laws, all Insiders having access to the Company’s internal financial statements or other Material Nonpublic Information shall refrain from conducting transactions involving the purchase or sale of the Company’s securities during the period beginning 15 days after the end of each fiscal quarter and ending one Trading Day following the date of public disclosure of the financial results for each fiscal quarter (the "Black-out Period"). Unless otherwise advised by the Insider Trading Compliance Officer, the Black-out Period shall be the period indicated above. The purpose behind the Black-out Period is to establish a diligent effort to avoid any improper transactions. The Black-out periods will be circulated from time to time by the Company and are available for viewing on the Company’s intranet.

From time to time, the Company may also recommend that directors, officers, selected employees and others suspend trading because of developments known to the Company and not yet disclosed to the public. In such event, such persons are advised not to engage in any transaction involving the purchase or sale of the Company’s securities during such period and should not disclose to others the fact of such suspension of trading.

It should be noted, however, that even outside the Black-out Period, any person possessing Material Nonpublic Information concerning the Company should not engage in any transactions in the Company’s securities until such information has been known publicly for at least one Trading Day, whether or not the Company has recommended a suspension of trading to that person. Assuming the absence of Material Nonpublic Information, trading in the Company’s securities outside of the

Black-out Period should not be considered a "safe harbor," and all directors, officers and other persons should use good judgement at all times.

2.

Pre-clearance of Trades. The Company has determined that all directors, officers and 10% shareholders of the Company should refrain from trading in the Company’s securities without first complying with the Company’s "pre- clearance" process. Each officer and director should contact the Company’s Insider Trading Compliance Officer prior to commencing any trade in the Company’s securities. The Company may find it necessary, from time to time, to require compliance with the pre-clearance process from certain employees, consultants and contractors other than and in addition to officers and directors. Any employee, consultant or contractor with any questions regarding trading in the Company’s securities is encouraged to contact the Insider Trading Compliance Officer.

3.

Individual Responsibility. Every Insider has the individual responsibility to comply with this Policy against insider trading, regardless of whether the Insider trades even outside the Black-out Period.

An Insider may, from time to time, have to forego a proposed transaction in the Company’s securities even if he or she planned to make the transaction before learning of the Material Nonpublic Information and even though the Insider believes he or she may suffer an economic loss or forego anticipated profit by waiting.

Applicability of Policy to Inside Information
Regarding Other Companies

This Policy and the guidelines described herein also apply to Material Nonpublic Information relating to other companies, including the Company’s customers, vendors or suppliers ("business partners"), when that information is obtained in the course of employment with, or other services performed on behalf of, the Company.

Civil and criminal penalties, and termination of employment, may result from trading on inside information regarding the Company’s business partners. All employees should treat Material Nonpublic Information about the Company’s business partners with the same care required with respect to information related directly to the Company.

Certain Exceptions

For the purposes of this Policy, the Company considers that exercise of stock options for cash under the Company’s stock options plans (but not the sale of any such shares) is exempt from this Policy, since the other party to the transaction is the Company itself and the price does not vary with the market but is fixed by the terms of the stock option agreement or the stock option plan.

Additional Information – Directors and Officers

The Company and the Insiders must comply with the reporting obligations and limitations on short-swing transactions set forth in Section 16 of the Securities Exchange Act of 1934, as amended. The practical effect of these provisions is that officers and directors who purchase and sell, or sell and purchase, the Company’s securities within a six-month period must disgorge all profits to the Company whether or not they had knowledge of any Material Nonpublic Information. Under these provisions, and so long as certain other criteria are met, the receipt of a stock option under the Company’s stock option plans, not the exercise of that option, is deemed a purchase under Section 16; however, the sale of any such shares is a sale under Section 16. Moreover, no officer or director may ever make a short sale of the Company’s stock. The Company has provided, or will provide, separate memoranda and other appropriate materials to its officers and directors regarding compliance with Section 16 and its related rules.

Inquiries

Please direct your questions as to any of the matters discussed in this Policy to the Company’s Insider Trading Compliance Officer.

THE ALKALINE WATER COMPANY INC.
14646 N. Kierland Blvd., Suite 255
Scottsdale, AZ 85254
Telephone: (480) 656-2423

___________________, 2019

Dear Officer, Director or Employee:

Enclosed is a memorandum from <>[Insert the name], The Alkaline Water Company Inc.’s Insider Trading Compliance Officer, a copy of the Company’s Insider Trading Policy, and, for officers and directors, a summary of the Insider Reporting and Short-Swing Profit Rules under section 16 of the Securities Exchange Act of 1934. As described in the Insider Trading Policy, violations of the insider trading laws can result in significant civil and criminal liability. Accordingly, please take the time right now to read the materials provided, and then sign and return the attached copy of this letter.

Very truly yours,

<>[Insert the name]
<>[Insert the title]

Certification

The undersigned hereby certifies that he or she has read, understands and agrees to comply with the Company’s Insider Trading Policy and, if applicable, the summary of the Insider Reporting and Short-Swing Profit Rules under section 16 of the Securities Exchange Act of 1934., copies of which were distributed with this letter.

Date: ___________________	Signed: ____________________________________________________

Name: ____________________________________________________
(Please Print)

Memorandum

To: All Employees and Consultants of The Alkaline Water Company Inc. (the "Company")

From: <>[Insert the name], Insider Trading Compliance Officer

Date: ___________________, 2019

Re:	Prohibition Against Insider Trading, and Confidentiality Obligations

The Company has adopted a formal Insider Trading Compliance Policy. This memorandum is to emphasize the Company’s policy against "Insider Trading" and the importance of maintaining the confidentiality of sensitive information about the Company.

It is against Company policy and against the law for any employee, or any other person associated with the Company or its employees, to trade in our common stock while possessing inside information about the Company. A violation of the laws against insider trading can lead to criminal prosecution resulting in prison terms of up to 20 years, and criminal monetary penalties of up to $5 million in addition to any civil penalties. A violation of the Company’s policy may also result in termination of employment.

Many employees have access to inside information about the Company at one time or another. Insider information is information that is not available to the public but which an investor might consider important in deciding whether to buy or sell the Company’s stock. Inside information could include, as examples, anticipated quarterly or annual results of operations, progress towards milestone achievements, new product introductions, discussions of potential orders, discussions of potential customers, discussions of potential suppliers, discussions of any potential or new invention or technologies, discussions of a potential acquisition, or price increases or decreases in the Company’s products.

In the event you possess inside information, you should not trade in our stock until the Company has publicly announced the information by press release or similar means, and the information has been available to the public for one full business day.

Please do not disclose inside information to anyone outside the Company. It is important to maintain the confidentiality of sensitive information to protect the Company’s secrets and information that could benefit our competitors. It is also prudent from the perspective of your potential personal liability – you could be criminally and civilly liable for helping insider trading if you disclose inside information to another person and that person trades in the Company’s stock on the basis of your information (also called "tipping").

Insider trading laws also apply to any inside information you may have regarding other companies, including information about our vendors and customers that you might obtain in the course of employment. In the event you hold inside information regarding another company, you should not trade in securities of that company until that company has publicly disclosed the information for one full business day.

In addition, officers, directors, and certain employees with regular access to particularly sensitive information, please pre-clear all trades with me. Attached is Company’s policy on "Insider Trading".

THE ALKALINE WATER COMPANY INC.

Insider Trading Compliance Program – Pre-clearance Checklist

Individual Proposing to Trade: ________________________________________

Compliance Officer: <>[Insert the name]

Proposed Trade: __________________________________________________

Date: ___________________________________________________________

[ ]	Black-out Period. Confirm that the trade will not be made during the Company’s Black-out Period.

[ ]

Section 16 Compliance. Confirm, if the individual is an officer, director or 10%+ shareholder subject to Section 16, that the proposed trade will not give rise to any potential liability under Section 16 as a result of matched past (or intended future) transactions. With respect to Rule 16b-3 plans, ensure that a stock option has been held for at least 6 months from the date of grant prior to sale of the shares. Also, ensure that a Form 4 or Canadian insider report, if applicable, has been or will be completed and will be timely filed.

[ ]	Prohibited Trades. Confirm that the proposed transaction is not a "short sale", "put", "call" or other prohibited or strongly discouraged transaction.

[ ]	Rule 144 Compliance. Confirm that, if appliable:

[ ]	Current public information requirement has been met;

[ ]	Shares are not restricted or, if restricted, the holding period has been met;

[ ]	Volume limitations are not exceeded (confirm the individual is not part of an aggregated group);

[ ]	The manner of sale requirements have been met; and

[ ]	The Notice of Form 144 has been completed and filed.

[ ]

Rule 10b-5 Concerns. Confirm that (i) the individual has been reminded that trading is prohibited when in possession of any material information regarding the Company that has not been adequately disclosed to the public, and (ii) the Insider Trading Compliance Officer has discussed with the insider any information known to the individual which might be considered material, so that the individual has made an informed judgement as to the presence of inside information.

Signature of Insider Trading
Compliance Officer

1

Memorandum

To:	All Directors, Officers and More than 10% Shareholders of The Alkaline Water Company Inc. (the "Company")

From:	<>[Insert the name], Insider Trading Compliance Officer

Date:	___________________, 2019

Re:	Summary of Insider Reporting and Show-Swing Profit Rules under Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act")

Insider Reporting Rules

Each director of the Company, as well as each person who beneficially owns more than 10% of the Company’s common stock ("10% shareholder") is subject to the reporting requirements of

Section 16(a) of the 1934 Act. Each of the Company’s president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division or function, any other officer who performs a policy making function and any other person who performs similar policy making functions are also covered by the reporting requirements of Section 16(a). Officers of the

Company’s parent(s) or subsidiaries are deemed to be officers of the Company if they perform policy making functions for the Company and will also be subject to the reporting requirements of Section 16(a). Such persons are referred to as "insiders" for purposes of Section 16. The filings required here are the responsibility of such insiders but the Company may assist them in meeting these filing obligations. All Section 16 reports are required to be filed electronically via the Securities and Exchange Commission’s EDGAR system. In addition, these reports are required to be posted on the Company’s website.

(a)	Form 3. A Form 3 must be filed within 10 days after the event by which a person becomes an officer, director or 10% shareholder of the Company.

(b)

Form 4. Each officer, director or 10% shareholder must also report any change in their beneficial ownership of the Company’s shares on Form 4 within two business days from the day on which the transaction or change occurs.

(c)

Form 5. Insiders must file a Form 5 to report any transactions that should have been reported earlier on a Form 4 or were eligible for deferred reporting. If a Form 5 must be filed, it is due 45 days after the end of the company's fiscal year.

For purposes of determining whether a person is a "beneficial owner" of more than 10% of any class of equity securities, the term "beneficial owner" means any person who is deemed to exercise voting or investment power over such securities. In this connection, underlying securities with respect to any stock options, warrants and other rights to acquire securities are considered beneficially owned to the extent that the stock options, warrants or rights are currently exercisable or will become exercisable within 60 days of the relevant date. For the purposes of determining whether a person (other than a 10% shareholder ) is a "beneficial owner", the term "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in equity securities, with certain specified exceptions. The term "pecuniary interest" is further defined to mean the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities. You should note that the term "pecuniary interest" includes securities held by members of a person’s immediate family sharing the same household and a general partner’s proportionate interest in the portfolio securities held by a general or limited partnership. Additionally, a shareholder will be deemed to have a pecuniary interest in securities held by a corporation if the shareholder is a controlling shareholder of the entity or shares investment control over the entity’s portfolio.

2

The securities subject to such stock options, warrants, rights or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the particular class owned by such person, and any change in such stock options, warrants, rights or conversion privileges is an event deemed to be a change in beneficial ownership for the purposes of Section 16(a).

As a reporting issuer in certain provinces of Canada (the "Canadian Jurisdictions"), the insiders of the Company may be required to file insider reports in the Canadian Jurisdictions in accordance with National Instrument 55-104 Insider Reporting Requirements and Exemptions ("NI 55-104") depending upon whether the Company satisfies the definition of "foreign reporting issuer" in National Instrument 71-102 Continuous Disclosure and Other Exemptions Relating to Foreign Issuers ("NI 71-102").

If the Company satisfies the definition (which we shall refer to as an "Exempt SEC Issuer"), the Company will be exempted from filing insider reports in Canada and if the Company does not satisfy the definition of an Exempt SEC Issuer (which we shall refer to as a "Non Exempt SEC Issuer"), the insiders of the Company must file insider reports in the Canadian Jurisdictions.

The Company will be an Exempt SEC Issuer if the Company is not incorporated or organized under the laws of Canada unless:

(a)	outstanding voting securities carrying more than 50% of the votes for the election of directors are owned, directly or indirectly, by residents of Canada; and

(b)	any one of the following is true:

	(i)	the majority of the executive officers and directors of the Company are residents of Canada,

	(ii)	more than 50% of the consolidated assets of the Company are located in Canada, or

	(iii)	the business of the Company is administered principally from Canada.

Thus, if the Company’s Canadian security holders hold over 50% of the voting shares of the

Company and one of the factors set out in section (b) are true, the Company will be a Non Exempt SEC Issuer and the insiders of the Company must file insider reports in the Canadian Jurisdictions. The date for determining whether the Company is an Exempt SEC Issuer or a Non Exempt SEC Issuer for the purpose of filing insider reports is set out in NI 71-102, which is the first day of the Company’s current financial year.

Short-Swing Profit Rules

The purpose of the short-swing profit rules is to prevent the unfair use of inside information by "insiders" when trading in the equity securities of the Company. Consequently, all of the persons required to file reports on Forms 3, 4 and 5 are subject to the so-called "short-swing" profit rules of the 1934 Act.

3

The rules provide that any "profit" made by any officer, director or 10% shareholder as a result of a purchase and sale (or a sale and purchase) of the Company’s securities (excluding debt securities) within any six-month period belongs not to that person but to the Company. The requirement that the "insider" disgorge his or her profit to the Company is one of strict liability and does not depend upon whether that person has actually used inside information or made a "profit" in the accounting sense. It is important to note that the six-month period is calculated forward and backward from the date of any purchase or sale. Assume, for example, that a person subject to the rules sells fifty shares of the Company’s common stock in December and purchases one hundred shares the following March. In such case, the shares sold in December would be "matched" to the extent of the shares purchased in March and the profit, if any, resulting from the transactions would be forfeited by such person to the Company.

Be aware that to be held liable under these rules directors and officers need only be such either at the time of purchase or at the time of sale, but not necessarily both. In our hypothesis, the same result would be reached if the person engaging in the transactions first became a director or officer of the Company in March, just prior to the time when he purchased the shares. 10% shareholders (assuming they are not also directors or officers), on the other hand, must hold more than 10% both at the time of purchase and at the time of sale in order for liability to attach under these rules. In our hypothesis, a 10% shareholder who was not an officer or director could not, for example, be held liable for the December and March transactions unless he or she was a 10% shareholder when each transaction occurred.

As indicated, all "profits" resulting from transactions must be turned over to the Company and the Company generally cannot waive its right to such profits. It is also important to note that, due to strict court construction of these rules, the "profit" that must be turned over to the Company will be found whenever any sale price exceeds any purchase price within a six-month period. That is, the purchase and sale prices of particular securities are not traced, but rather high sales prices and low purchase prices are matched. Thus, a profit may be found even where there is no profit in an accounting sense.

Transactions between the Company and its directors and officers are exempt if they meet the conditions of one of the categories in Rule 16b-3 under the 1934 Act and summarized below. These exemptions apply to directors and officers only; they are not available to a 10% shareholder. Almost all acquisitions (other than certain discretionary transactions) by a director or officer from the Company, including grants of stock options and exercises of stock options, are exempt if any of the following conditions are met:

  The transaction is approved in advance by the board of directors or a committee of the board composed solely of two or more non-employee directors;

  The transaction is approved or ratified by a majority of the Company’s shareholders at a meeting or by written consent; or

  The securities are held for a period of six months.

Prohibitions on Short Sales

Officers, directors and 10% shareholders are also subject to prohibitions against "short sales" of the Company’s common stock. The prohibition against short sales means that an individual subject to the rule cannot sell common stock of the Company if he or she does not then own the securities he or she purports to sell, and even if he or she does own the securities sold, he or she must deliver the securities within twenty (20) days after the sale.